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                                                                    EXHIBIT 99.1
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR COMPLIANCE STATEMENT
                         FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. National Data Corporation ("NDC" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of NDC. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, NDC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

     NDC provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Annual Report on Form 10-K to which this statement is appended as an exhibit and also include the following:

YEAR 2000 COMPLIANCE

     The Year 2000 issue is the result of the potential for computer programs to improperly interpret dates in the year 2000 and beyond. Certain of the Company's computer systems used for product or internal use that have time/date-sensitive software and hardware may misinterpret dates resulting in a system failure or miscalculation.

The Year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from third parties upon which the Company relies. Accordingly, the Company is requesting assurances from certain software vendors from which it has acquired, or from which it may acquire software, that the software will correctly process all date information at all times. In addition, the Company is querying certain of its customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the Year 2000 approaches and is reached. The Company is heavily reliant upon customers and other third parties in the health care, banking and credit card industries, in terms of electronic interfaces. Failure to appropriately address the Year 2000 issue by major
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customers or suppliers or a material percentage of the smaller customers could have a material adverse effect on the financial condition and results of operations of the Company. Testing is being performed as required and is dependent on third parties. The Company continues to actively pursue these dependencies to schedule required testing.


At this time, the Company does not expect any material research and development activities to be delayed due to the Year 2000 compliance efforts. However, if certain initiatives are delayed, the result could have an adverse effect to the Company.

In order for the testing phase of the Year 2000 plan to be completed, the Company is reliant upon its customers and other third party connection points to prepare their systems for testing. The Company could be affected if a significant number of customers delay testing or conversions until the end of 1999. The Company has been active in advising customers and business partners of their obligation and the Company continues to evaluate the impact of those customers who have not yet coordinated with the Company for upgrades, certification/verification and testing.

The customers with the greatest revenue impact have been identified and their testing/certification process is being analyzed. Testing has been completed and/or scheduled for substantially all key systems. If coordination of a preset testing time is not possible, the revenue impact for the accommodation of last minute testing is being evaluated. The goal is to ensure that products with significant revenues are fully ready, tested and implemented before October 31, 1999, so that the Company's overall revenue is not materially impacted.

     The Company's business is also heavily reliant upon external suppliers to provide certain operating elements of its business. Some of these providers include telecommunication services, computer systems, banks and utility companies. Due diligence continues to be performed on suppliers to the Company as described in Phases III, IV and V. Inquiries are made regarding suppliers' Year 2000 efforts and contingency plans are developed as necessary. However, the Company exerts no control over the efforts of these companies to become Year 2000 compliant. The services provided by these parties are critical to the operations of the Company and the Company is heavily reliant upon these parties to successfully address the Year 2000 issue. Therefore, if any of these parties fail to provide the Company with services, the Company's ability to conduct business could be materially impacted. The result of such impact may have a material adverse effect on the financial condition and results of operations of the Company.

COMPETITION AND CONSOLIDATION

     The markets for the applications systems and services offered by NDC are highly competitive. Competition in the health care information services and electronic commerce markets affects NDC's ability to gain new customers and the prices it can charge. The key competitive factors for NDC are functionality of products and services, quality and price. Some of NDC's competitors have access to significant capital and management, marketing and technological resources that are equal to or greater than those of NDC, and there can be no assurance that NDC will continue to be able to compete successfully with them. In addition, NDC competes with businesses that internally perform data processing or other services offered by NDC.
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     In addition, there has been and continues to be significant consolidation in the banking and health care industries. The Company markets its credit, charge and debit card transaction services through several marketing channels, including banks. As a result of consolidation, banks that market the Company's financial services may be acquired by banks that compete with the Company or by banks that have a relationship with one or more of the Company's competitors, thereby potentially depriving the Company of a distribution channel. The consolidation of health care providers and other parts of the industry may reduce the number of potential customers for the Company's health care related services and the increased purchasing power of these larger consolidated organizations could lead to reductions in the amounts paid for such services. The overall impact of such consolidation in the electronic commerce and health care industries is difficult to predict and could have a material adverse effect on the Company's business, financial condition and results of operations.

MARKETS AND APPLICATIONS

     NDC's future growth and profitability will depend, in part, upon the further expansion of the health care information services and electronic commerce markets, the emergence of other markets for electronic transaction processing services and NDC's ability to penetrate such markets. Further expansion of these markets is dependent upon the continued growth in demand, the continued automation of traditional paper-based processing systems and demand for new decision support applications. NDC's ability to penetrate such markets will depend, in turn, upon its ability to apply its existing technology, or to develop new technology, to meet the particular service needs of each new market. There can be no assurance that markets for NDC's services will continue to expand and develop or that NDC will be successful in its efforts, or have adequate financial, marketing and technological resources to penetrate new markets.

HEALTH INFORMATION SERVICES

     Federal and state governments have recently focused significant attention on health care reform. It is not possible to predict which, if any, proposal that has been or will be considered will be adopted. There can be no assurance that the health care regulatory environment will not change so as to restrict the existing operations of, impose additional requirements on or limit the expansion of NDC. Costs of compliance with changes in government regulations may not be subject to recovery by NDC through price increases.

     Significant media and public attention has recently been focused on the health care industry due to ongoing federal and state investigations purportedly related to certain referral and billing practices. The Office of the Inspector General and the Department of Justice have initiated hospital laboratory billing review projects in certain states and are expected to extend such projects to additional states, including states in which NDC operates. These projects increase the likelihood of governmental investigations of hospitals, laboratories and other institutions for which NDC perform services. Although NDC currently monitors billing practices and arrangements to ensure compliance with prevailing industry practices under applicable laws, such laws are complex and constantly evolving and there can be no assurance that governmental investigators will not take positions that are inconsistent with industry practices, including NDC's practices.
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MEDICAL RECORD INFORMATION

     The Department of Health and Human Services ("DHHS") has proposed regulations under Health Insurance Portability and Accountability Act of 1996 ("HIPAA") regarding the maintenance and transmission of health information. These regulations establish certain standards for electronic record-keeping. The Company cannot tell whether these regulations will be adopted in their present or a different form, or at all. However, if these regulations are adopted, they may require modifications to the Company's current computer software and record-keeping practices. These changes may involve substantial capital investment, and could have a significant effect on the Company's operations, financial condition, or business.

ELECTRONIC COMMERCE BUSINESS

     NDC's direct merchant customers have liability for charges disputed by cardholders. However, in the case of merchant fraud, or insolvency or bankruptcy of the merchant, NDC may be liable for any of such charges disputed by cardholders. NDC requires cash deposits and other types of collateral by certain merchants to minimize any such contingent liability. Based on its historical loss experience, NDC has established reserves, which management believes are adequate, for estimated losses on transactions processed. There can be no assurance, however, that such reserves for losses will be adequate. Any such losses in excess of reserves could have a material adverse effect on the financial condition and results of operations of NDC.

ACQUISITION RISKS

     NDC completed six acquisitions in fiscal 1998 and one in fiscal 1999 and intends to seek additional acquisition opportunities and alliance relationships with other businesses that will allow it to increase its market penetration, technological capabilities, product offerings and distribution capabilities. There can be no assurance that NDC will be able successfully to identify suitable acquisition candidates, complete acquisitions or expand into new markets. As a result of the acquisitions of each of Source Informatics Inc. ("Source"), PMSI Database Holdings Inc. ("PMSI Database") and Physician Support Systems, Inc. ("PHSS"), NDC is currently devoting significant management and other resources toward the assimilation of these businesses with NDC, particularly PHSS. There can be no assurance that NDC will be able to successfully integrate the operations of acquired businesses into NDC's operations. In addition, there can also be no assurance that future acquisitions will not have an adverse effect upon NDC's operating results, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into NDC's operations. Once integrated, acquired operations may not achieve levels of revenue growth, profitability or productivity comparable with those achieved by NDC's existing operations, or otherwise perform as expected. Specifically, with regard to the acquisition of Source, certain products currently under development may never reach technological feasibility, which could have a material adverse effect upon NDC's operating results. NDC may incur indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance acquisitions. As a result, NDC expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that NDC's cash flow will be insufficient to meet required payments on its debt and the risk that NDC may be unable to refinance or repay the debt as it comes due. In
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addition, NDC competes for acquisition and expansion opportunities with companies that have substantially greater resources.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW, CERTAIN CHARTER AND BY-LAW PROVISIONS AND STOCKHOLDER RIGHTS PLAN

     Certain provisions of NDC's Certificate of Incorporation and By-laws could delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions may adversely affect prevailing market prices for NDC Common Stock. These provisions, among other things, classify NDC's Board of Directors into three classes as nearly equal in number as the total number of directors permits, each of which serve for different three-year terms, and authorize the Board of Directors to issue preferred stock in one or more classes or series and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any action on the part of the stockholders. The rights of the holders of NDC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of NDC. NDC has no current plans to issue shares of preferred stock. NDC also maintains a stockholder rights plan which entitles the stockholders of NDC, upon the happening of certain events, to purchase preferred stock of NDC. These NDC Rights (hereinafter defined) may have certain anti-takeover effects because the rights will cause substantial dilution to a person or group that attempts to acquire NDC on terms not approved by the Board of Directors of NDC unless the offer is conditioned on a substantial number of NDC Rights being acquired. In addition, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits certain persons from engaging in business combinations with NDC, which may also have the effect of delaying, deterring or preventing a change of control of NDC.

NEW PRODUCT INTRODUCTIONS

     The market for NDC's products and services is characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing customer needs. There can be no assurance that NDC will be successful in developing and marketing these new products and services or that NDC's current or new products and services will adequately meet the quickly changing demands of their customers. In addition, in order to meet its customers' demands, NDC is continually involved in a number of development projects, including NDC Health Information Services' efforts to update its core mainframe-based products. Because it is generally not possible to predict the time required and costs involved in reaching certain research, development and engineering objectives, estimated product development schedules could require extensions. NDC believes that the future success of its NDC Health Information Services will depend in large part on its ability to maintain and enhance its current product and service offerings and to continually develop and introduce new products and services that will keep pace with technological advances and satisfy evolving customer requirements. Further, there can be no assurance that NDC will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products and services. If NDC is unable to develop and introduce new products and services in a timely manner, or if a new or updated product does not achieve market acceptance, NDC's financial condition and results of operations could be materially adversely affected.